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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 21, 2005, relating to the financial statements and financial highlights of Cohen & Steers REIT and Utility Income Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


New York, New York
August 31, 2005